Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3, No. 333-280310) of Century Therapeutics, Inc.,
2)	Registration Statement (Form S-3, No. 333-279422) of Century Therapeutics, Inc.,
3)	Registration Statement (Form S-3 No. 333-265975) of Century Therapeutics, Inc.,
4)	Registration Statement (Form S-8, No. 333-277930) pertaining to the 2021 Equity Incentive Plan of Century Therapeutics, Inc.,
5)	Registration Statement (Form S-8 No. 333-270649) pertaining to the 2021 Equity Incentive Plan of Century Therapeutics, Inc.,
6)	Registration Statement (Form S-8 No. 333-263666) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Century Therapeutics, Inc.,
7)	Registration Statement (Form S-8 No. 333-257644) pertaining to the 2018 Stock Option and Grant Plan, 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Century Therapeutics, Inc.,

of our report dated March 19, 2025, with respect to the consolidated financial statements of Century Therapeutics, Inc. included in this Annual Report (Form 10-K) of Century Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 19, 2025